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IDS New Dimensions Fund, Inc.
File No. 2-28529/811-1629


                              EXHIBIT INDEX



Exhibit 9(b):  Copy of Transfer Agency Agreement, dated January 1, 1998.

Exhibit 9(h): Copy of Amendment to Administrative Services Agreement, effective November 1, 1997.

Exhibit 10:    Opinion and consent of counsel

Exhibit 11:    Independent Auditors' Consent

Exhibit 17:    Financial Data Schedules.

Exhibit 19(a): Directors' Power of Attorney, dated January 7, 1998.

Exhibit 19(c): Trustees' Power of Attorney, dated January 7, 1998.